Exhibit 32.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF SARBANES – OXLEY ACT OF 2002

     In connection with the accompanying Annual Report on Form 10-K of Selkirk Cogen Funding Corporation for the year ended December 31, 2003, I, P. Chrisman Iribe, President of Selkirk Cogen Funding Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended December 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Selkirk Cogen Funding Corporation.

March 29, 2004	/s/ P. CHRISMAN IRIBE

P. Chrisman Iribe
President
Selkirk Cogen Funding Corporation

A signed original of this written statement required by Section 906 has been provided to Selkirk Cogen Funding Corporation and will be retained by Selkirk Cogen Funding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.